Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement of Champions Oncology, Inc. on Form S-8 (No. 333-182747) of our report dated July 28, 2020, on our audits of the consolidated financial statements as of April 30, 2020 and 2019 and for each of the years then ended, which report is included in this Annual Report on Form 10-K to be filed on or about July 28, 2020.

/s/ EisnerAmper LLP

EISNERAMPER LLP
Iselin, New Jersey
July 28, 2020